Exhibit 10.10
AMENDMENT NUMBER FIVE TO CREDIT AGREEMENT
     This Amendment Number Five to Credit Agreement (“Amendment”) is entered into as of December 16, 2009, by and among WELLS FARGO FOOTHILL, INC., a California corporation, as Agent (the “Agent”) for the Lenders set forth in the signature pages hereof (the “Lenders”) and the Lenders, on the one hand, and OCLARO, INC., a Delaware corporation, formerly known as Bookham, Inc. (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), on the other hand, with reference to the following facts:
     A. Agent, Lenders and Borrowers have previously entered into that certain Credit Agreement, dated as of August 2, 2006 (as amended, supplemented, amended and restated, or otherwise modified, the “Agreement”).
     B. Borrowers, Agent and Lenders desire to amend the Agreement as provided for and on the conditions herein.
     NOW, THEREFORE, Borrowers, Agent and Lenders hereby amend and supplement the Agreement as follows:
13. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the agreement unless specifically defined herein.
14. AMENDMENTS TO THE AGREEMENT.
     (a) Section 6.1 of the Agreement is hereby amended by (i) deleting the word “and” at the end of clause (f), (ii) deleting the period at the end of clause (g), and (iii) adding a new clauses (h) and (i) after clause (g), which read as follows:
“(h) Indebtedness in connection with the Xtellus Korea Mortgage; and
“(i) Indebtedness arising under the Merger Agreement owed to the shareholders or option holders of Xtellus Parent which are shareholders or option holders immediately prior to the Xtellus Merger.”
     (b) Section 6.7 of the Agreement is hereby amended by (i) deleting the word “or” at the end of clause (c), (ii) deleting the period at the end of clause (d) and replacing it with the word “or”, and (iii) inserting a new clause (e) after clause (d), which reads as follows:
     “(e) make any cash payment on account of Indebtedness under Section 6.1(i) without the prior written consent of Agent.”
     (c) Section 6.12(ii) of the Agreement is hereby amended by (i) deleting the word “and” at the end of clause (e), (ii) inserting the word “and” at the end of clause (f) after the comma, and (iii) inserting a new clause (g) after clause (f), which reads as follows:
“g. The Xtellus Entities shall not have cash and Cash Equivalents in an aggregate amount in excess of $3,500,000 at any one time,”
     (d) Article VI of the Agreement is hereby amended by adding the following Section 6.17 after Section 6.16:
6.17 Xtellus Bridge Bank Facility.

     Permit Parent, Borrowers, or any of their respective Subsidiaries to borrow any funds, directly or indirectly, under the Xtellus Bridge Bank Facility.
     (e) The following definitions in Schedule 1.1 of the Agreement are hereby amended as follows:
          (i) The definition of “Permitted Intercompany Advance” is hereby amended by adding a new clause (j) which reads as follows:
     “(j) made by any of Parent’s Subsidiaries that is an Obligor to Xtellus Israel or Xtellus Korea, so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom, and (ii) all such Intercompany Advances do not exceed $1,400,000 in any calendar month;”
          (ii) The definition of “Permitted Liens” is hereby amended by adding a new clause (l) after clause (k), which reads as follows:
          “(l) Liens securing the Xtellus Korea Mortgage.”
     (f) Schedule 1.1 of the Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:
          (i) “Xtellus Bridge Bank Facility” means that certain Business Financing Agreement, dated as of June 12, 2009, by and between Xtellus Parent and Bridge Bank, National Association, as amended and in effect as of December 16, 2009.
          (ii) “Xtellus Entities” means, collectively, Xtellus Parent, Xtellus Israel and Xtellus Korea.
          (iii) “Xtellus Israel” means Xtellus Ltd (formerly known as GalVite Communications (Israel) Ltd.), a company organized under the laws of Israel
          (iv) “Xtellus Korea” means Xtellus Korea, Inc., a company organized under the laws of Korea.
          (v) “Xtellus Korea Mortgage” means, collectively, those two (2) certain Kun-mortgages that were entered into to secure the Company’s debts, with one Kun-mortgage established for the first floor #102 Panam-dong 239-2 Dong-gu Daejeon-si in favor of Hana Bank with the maximum secured amount of KRW 260,130,000 on July 14, 2008, and one Kun-mortgage established for the first floor #101 Panam-dong 239-2 Dong-gu Daejeon-si in favor of Hana Bank with the maximum secured amount of KRW 802,750,000 on June 19, 2003; provided that these Kun-mortgages constitute a “factory mortgage” established under the Factory Mortgage Act, which provides for the mortgage with a security interest with respect to the land and buildings constituting the factory, as well as all of the machinery, equipment and other assets located in the factory over which the mortgage has been established.
          (vi) “Xtellus Merger” has the meaning set forth in Amendment Number Five to the Credit Agreement, dated as of December 16, 2009.
          (vii) “Xtellus Merger Agreement” means that certain Agreement of Merger, dated as of December 16, 2009, by and among Parent, Xtellus Parent and Rio Acquisition Corp., a Delaware corporation.
          (viii) “Xtellus Parent” means Xtellus Inc. (formerly known as GalVite Communications, Inc.), a Delaware corporation.
15. CONSENT TO MERGER.
     (a) Parent has informed Agent that: (i) Parent has previously formed Rio Sub 1, a Delaware corporation (“Rio 1”), Rio Sub 2, a Delaware corporation (“Rio 2”), and Rio Acquisition Corp., a Delaware corporation (“Merger Sub”); (ii) Parent, together with Merger Sub, has entered into the Xtellus Merger Agreement with Xtellus Parent, pursuant to which Merger Sub will be merged with and into Xtellus Parent with Xtellus Parent as the surviving entity and a wholly owned subsidiary of Parent (the “Xtellus Merger”); and (iii) Xtellus Parent will be a wholly owned Subsidiary of Rio 2, Rio 2 will be a wholly owned Subsidiary of Rio 1, and Rio 1 will be a wholly owned Subsidiary of Parent (Xtellus Parent, Rio 1 and Rio 2 are collectively referred to as “New Subs” and each individually as a “New Sub”).
     (b) Pursuant to the terms of the Credit Agreement, at the time any Obligor forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, such Obligor shall (i) cause such new Subsidiary to provide to Agent a joinder to the Guaranty and the Security Agreement, together with such other security documents (including Mortgages with respect to any Real Property of such new Subsidiary), as well as appropriate financing statements (and with respect to all property subject to a Mortgage, fixture filings), all in form and substance satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (ii) provide to Agent a pledge agreement and appropriate certificates and powers or financing statements, hypothecating all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Agent, and (iii) provide to Agent all other documentation, including one or more opinions of counsel satisfactory to Agent, which in Agent’s opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all property subject to a Mortgage) (such covenants, collectively, the “New Subsidiary Covenants”). Therefore, Parent should comply with the New Subsidiary Covenants with respect to New Subs.
     (c) Pending the consummation of the Xtellus Merger, Parent has requested that the Lender Group consent to the Xtellus Merger and provide a limited extension for the compliance period with respect to the New Subsidiary Covenants for New Subs.
     (d) Notwithstanding any term or provision of the Credit Agreement to the contrary, including, without limitation, Section 5.16, the Lender Group hereby waives Parent’s compliance with the New Subsidiary Covenants (except as provided in clause (f) below), so long as the Xtellus Merger is consummated on or before December 31, 2009 (the “Consummation Deadline”); provided, that in the event the Xtellus Merger is not consummated by the Consummation Deadline, such waiver shall continue to be effective so long as Parent and Borrowers perform and cause New Subs to perform each of the New Subsidiary Covenants within 15 days of the Consummation Deadline.
     (e) In addition to the foregoing, notwithstanding any term or provision of the Credit Agreement to the contrary, including, without limitation, Sections 6.3, 6.8 and 6.12, the Lender Group hereby consents to the Xtellus Merger and agrees that the Xtellus Merger shall not cause an Event of Default, subject to the satisfaction (or waiver) of each of the following conditions precedent and affirmative and negative covenants:
          (i) The Xtellus Merger shall be subject to terms and conditions materially consistent (as determined by Agent, in its reasonable discretion) with the Xtellus Merger Agreement;
          (ii) The date of consummation of the Xtellus Merger (hereafter defined as the “Xtellus Merger Date”) must occur on or before the Consummation Deadline;
          (iii) No Default or Event of Default shall have occurred and be continuing or would result immediately after giving effect to the Xtellus Merger;
          (iv) On or before the Xtellus Merger Date, Agent shall have completed its legal due diligence with respect to the Xtellus Entities, the Xtellus Merger and the New Subs, including (1) receipt and review of consolidated and consolidating quarterly projections for Parent and its Subsidiaries for the 12-month period following the Xtellus Merger Date which projections shall take into consideration the effects of the Xtellus Merger and creation of the New Subs, with the results of such review to be satisfactory to Agent, (2) review of Parent’s and its Subsidiaries’ corporate structure (taking into consideration the effects of the Xtellus Merger and creation of the New Subs) and capital structure (taking into consideration the effects of the Xtellus Merger and creation of the New Subs), with the results of such review to be satisfactory to Agent, (3) receipt and review of the final executed version of the Xtellus Merger Agreement (and related documents) and the pro forma consolidated and consolidating financial statements of Parent’s and its Subsidiaries’ business (taking into consideration the effects of the Xtellus Merger and creation of the New Subs), in form and substance satisfactory to Agent with the results of such review to be satisfactory to Agent, and (4) receipt of UCC, tax lien, litigation and intellectual property searches (including foreign searches, as applicable) with respect to Xtellus Parent and New Subs, the results of which shall be satisfactory to Agent;
          (v) On the Xtellus Merger Date, Agent shall have received a certificate (dated as of the Xtellus Merger Date) on behalf of Parent of an Authorized Person of Parent attaching true and correct copies of the Xtellus Merger Agreement, with such certificate to certify on behalf of Parent that the attached document is a true and correct copy of such document and that such document remains in full force and effect and no Obligor that is a party thereto is in default in the performance of, or compliance with, any provisions thereof;
          (vi) No Indebtedness (other than Indebtedness permitted under Section 6.1 of the Agreement and obligations, to the extent constituting Indebtedness, described below in clause (e)(vii)) will exist or be incurred as a result of the Xtellus Merger other than the Indebtedness relating to the Xtellus Korea Mortgage and no Liens that are not permitted under Section 6.2 of the Agreement (after giving effect to the amendments set forth in this Amendment) will exist or be incurred as a result of the Xtellus Merger;
          (vii) The consideration for the Xtellus Merger shall consist primarily of Parent Stock; provided, that under the Merger Agreement: (a) cash payments will be made: (i) to any holder of common stock of Xtellus Parent that does not deliver a Stockholder Representation Letter (as defined in the Merger Agreement) in the form provided for in the Merger Agreement, (ii) on account of consideration, if any, to be paid to holders of Company Options (as defined in the Merger Agreement), and (iii) in respect of miscellaneous fees, expenses and fractional shares, all as more fully set forth in the Merger Agreement, and (b) in Parent’s sole discretion, cash payments may be made (i) on account of any Value Protection Consideration Amount (as defined in the Merger Agreement) that may be due an payable, and (ii) on account of payments to security holders of Xtellus Parent out of the Escrow Fund (as defined in the Merger Agreement);
          (viii) The failure to satisfy any of the conditions in clause (i) through (vii) above shall render the foregoing consent to the Xtellus Merger ineffective and therefore the consummation of such Xtellus Merger an Event of Default.
     (f) The failure by Obligors to satisfy any of the following conditions or covenants or, if applicable, the last sentence of clause (d) above within the prescribed time periods shall constitute an Event of Default:
          (i) On or before the date that is 15 days after the Xtellus Merger Date (the “Xtellus Delivery Deadline”), Agent shall have received copies of the Governing Documents of each of the New Subs, as amended, modified, or supplemented as of the date of delivery;
          (ii) On or before the Xtellus Delivery Deadline, Agent shall have received a certificate of status with respect to each of the New Subs, dated within 15 days of the date of delivery, such certificate to be issued by the appropriate officer of such New Sub’s jurisdiction of organization, which certificate shall indicate that such New Sub is in good standing in such jurisdiction;
          (iii) On or before the Xtellus Delivery Deadline, Agent shall have received a certificate of status with respect to each of the New Subs, dated within 30 days of the date of delivery, such certificates to be issued by the appropriate officer of the jurisdictions (other than such New Sub’s jurisdiction of organization) in which the failure of such New Sub to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such New Sub is in good standing in such jurisdictions;
          (iv) Within 2 Business Days of the Xtellus Merger Date, Borrowers shall deliver to Agent a certificate of an Authorized Person of Parent attaching the Certificate of Merger issued by the Secretary of State of Delaware evidencing the consummation of the Xtellus Merger;
          (v) On or before the Xtellus Delivery Deadline, Agent, for the ratable benefit of the Lenders,

shall have a perfected (other than as contemplated by clause (ix) below) first priority Lien over all the Collateral of each of the New Subs, subject only to Permitted Liens;
          (vi) On or before the Xtellus Delivery Deadline, Parent and Borrowers shall cause each of the New Subs to deliver to Agent’s counsel all documents that would be required following the Xtellus Merger pursuant to the New Subsidiary Covenants, fully executed and in final form and Parent and Obligors shall enter into any amendments to the Loan Documents deemed necessary by Agent to take into account the effects of the Xtellus Merger and creation of the New Subs;
          (vii) On or before the Xtellus Delivery Deadline, Parent and Borrowers shall cause the termination of the Xtellus Bridge Bank Facility and the termination of any security interest relating thereto and shall deliver to Agent’s counsel evidence, satisfactory to Agent, of such terminations;
          (viii) On or before the date that is 60 days after the Xtellus Merger Date, Borrowers shall deliver to Agent’s counsel updated schedules to the Loan Documents, as applicable; provided, that in no event may any schedule be updated in a manner that would reflect or evidence a Default or an Event of Default; provided further, that pending such direct update of the schedules to the Loan Documents, such schedules shall be deemed to be amended to include and reflect (i) the information about the Xtellus Entities as reflected in the disclosures attached to the Xtellus Merger Agreement, so long as none of the information reflected in such disclosures is determined by Agent to be adverse to the interests of the Lenders and (ii) the basic corporate information regarding the New Subs;
          (ix) Within 60 days of the Xtellus Merger Date, at Agent’s request, Borrowers shall use their commercially reasonable best efforts to deliver to Agent a Collateral Access Agreement with respect to (1) 66 Ford Road, Denville Technical Park, Suite 121, Denville, New Jersey, and (2) any other facilities located within the United States where each of the New Subs’s assets therein are valued at more than: (y) $250,000 in the aggregate for all such facilities or (z) $100,000 with respect to any individual facility; and
          (x) Within 60 days of the Xtellus Merger Date, with respect to each Deposit Account and Securities Account maintained in the United States and owned by each of the New Subs, Borrowers shall either (i) deliver to Agent the Cash Management Agreements and Control Agreements with respect to the relevant Deposit Account or Securities Account, each in form and substance satisfactory to Agent or (ii) cause the relevant Deposit Account and Securities Account to be closed and provide Agent satisfactory written evidence of such closure, it being understood that during the period commencing on the Xtellus Merger Date and ending on the Xtellus Delivery Deadline and notwithstanding Section 6.12, each of the New Subs may maintain balances in such Deposit Accounts and Securities Accounts.
     (g) The consent set forth herein shall be limited precisely as written and shall not be deemed to be (1) an amendment, waiver or modification of any other term or condition of the Agreement or (2) prejudice any right or remedy which the Lender Group may now or in the future have under or in connection with the Agreement.
16. REPRESENTATIONS AND WARRANTIES. Parent and each Borrower hereby affirms to Agent and Lenders that, after giving effect to the consents and waivers herein, all of such its representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.
17. NO DEFAULTS. Parent and Borrowers hereby affirm to the Lender Group that no Event of Default has occurred and is continuing as of the date hereof.
18. CONDITION PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon receipt by Agent of the following: (i) Agent shall have received completed reference checks (including compliance with Section 326 of the US Patriot Act) with respect to the Xtellus Entities, the results of which are satisfactory to Agent in its sole discretion, and (iii) a fully executed copy of this Amendment.
19. COSTS AND EXPENSES. Borrowers shall pay to Agent all of Agent’s out-of-pocket costs and reasonable expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.
20. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.
21. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.
[Signatures on next page]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

WELLS FARGO FOOTHILL, INC., a California corporation, as Agent and a Lender
By:
Title:

OCLARO, INC., a Delaware corporation, as Parent
By:
Name:
Title:

OCLARO TECHNOLOGY PLC, a limited liability company incorporated under the laws of England and Wales, as a Borrower
By:
Name:
Title:

By:
Name:
Title:

OCLARO PHOTONICS, INC., a Delaware corporation, as a Borrower
By:
Name:
Title:

OCLARO TECHNOLOGY, INC., a Delaware corporation, as a Borrower
By:
Name:
Title: